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                                                                   EXHIBIT 10-45













                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          GENERAL DYNAMICS CORPORATION,

                          MARS ACQUISITION CORPORATION

                                       AND

                            PRIMEX TECHNOLOGIES, INC.




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                                TABLE OF CONTENTS


DESCRIPTION                                                                                                    PAGE
-----------                                                                                                    ----

ARTICLE 1         THE MERGER......................................................................................1
      Section 1.1          The Merger.............................................................................1
      Section 1.2          The Closing............................................................................1
      Section 1.3          Effective Time.........................................................................2
      Section 1.4          Effects of the Merger..................................................................2
      Section 1.5          Articles of Incorporation and Bylaws...................................................2
      Section 1.6          Directors..............................................................................2
      Section 1.7          Officers...............................................................................2
      Section 1.8          Conversion of Company Common Stock.....................................................2
      Section 1.9          Stock Options; Equity-Based Awards.....................................................3
      Section 1.10         Conversion of Acquisition Corporation Common Stock.....................................4
      Section 1.11         Dissenters' Rights.....................................................................4

ARTICLE 2         STOCKHOLDER APPROVAL............................................................................5
      Section 2.1          Company Actions........................................................................5
      Section 2.2          SEC Comments...........................................................................5

ARTICLE 3         PAYMENT.........................................................................................5
      Section 3.1          Surrender of Certificates..............................................................5
      Section 3.2          Paying Agent; Certificate Surrender Procedures.........................................6
      Section 3.3          Transfer Books.........................................................................6
      Section 3.4          Termination of Payment Fund............................................................7
      Section 3.5          Lost Certificates......................................................................7
      Section 3.6          No Rights as Stockholder...............................................................7
      Section 3.7          Withholding............................................................................7
      Section 3.8          Escheat................................................................................7

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................8
      Section 4.1          Organization...........................................................................8
      Section 4.2          Authorization of Transaction; Enforceability...........................................8
      Section 4.3          Noncontravention; Consents.............................................................9
      Section 4.4          Capitalization.........................................................................9
      Section 4.5          Company Reports; Proxy Statement......................................................11
      Section 4.6          No Undisclosed Liabilities............................................................11
      Section 4.7          Absence of Material Adverse Change....................................................12
      Section 4.8          Litigation and Legal Compliance.......................................................12


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
      Section 4.9          Contract Matters......................................................................12
      Section 4.10         Tax Matters...........................................................................15
      Section 4.11         Employee Benefit Matters..............................................................16
      Section 4.12         Environmental Matters.................................................................20
      Section 4.13         Title.................................................................................22
      Section 4.14         Intellectual Property Matters.........................................................22
      Section 4.15         Labor Matters.........................................................................23
      Section 4.16         Rights Agreement......................................................................23
      Section 4.17         State Takeover Laws...................................................................23
      Section 4.18         Brokers' Fees.........................................................................23
      Section 4.19         Representations and Warranties........................................................24

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF THE PARENT CORPORATION.......................................24
      Section 5.1          Organization..........................................................................24
      Section 5.2          Authorization of Transaction; Enforceability..........................................24
      Section 5.3          Noncontravention; Consents............................................................25
      Section 5.4          Adequate Cash Resources...............................................................25
      Section 5.5          No Capital Ownership in the Company...................................................25

ARTICLE 6         COVENANTS......................................................................................25
      Section 6.1          General...............................................................................25
      Section 6.2          Notices and Consents..................................................................25
      Section 6.3          Interim Conduct of the Company........................................................26
      Section 6.4          Preservation of Organization..........................................................28
      Section 6.5          Full Access...........................................................................28
      Section 6.6          Notice of Developments................................................................28
      Section 6.7          Nonsolicitation of Acquisition Proposals..............................................29
      Section 6.8          Indemnification.......................................................................30
      Section 6.9          Public Announcements..................................................................32
      Section 6.10         Preservation of Programs and  Agreements..............................................32
      Section 6.11         Actions Regarding Antitakeover Statutes...............................................32
      Section 6.12         Defense of Orders and Injunctions.....................................................32
      Section 6.13         Employee Benefit Matters..............................................................32
      Section 6.14         Standstill Provisions.................................................................34



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
ARTICLE 7         CONDITIONS TO THE CONSUMMATION OF THE MERGER...................................................35
      Section 7.1          Conditions to the Obligations of Each Party...........................................35
      Section 7.2          Conditions to the Obligation of the Company...........................................35
      Section 7.3          Conditions to the Obligation of the Parent Corporation and the Acquisition
                           Corporation...........................................................................36
      Section 7.4          Frustration of Closing Conditions.....................................................36

ARTICLE 8         TERMINATION, AMENDMENT AND WAIVER..............................................................36
      Section 8.1          Termination...........................................................................36
      Section 8.2          Effect of Termination.................................................................37
      Section 8.3          Termination Fee.......................................................................38

ARTICLE 9         MISCELLANEOUS..................................................................................39
      Section 9.1          Nonsurvival of Representations........................................................39
      Section 9.2          Remedies..............................................................................39
      Section 9.3          Successors and Assigns................................................................39
      Section 9.4          Amendment.............................................................................39
      Section 9.5          Extension and Waiver..................................................................40
      Section 9.6          Severability..........................................................................40
      Section 9.7          Counterparts..........................................................................40
      Section 9.8          Descriptive Headings..................................................................40
      Section 9.9          Notices...............................................................................40
      Section 9.10         No Third Party Beneficiaries..........................................................41
      Section 9.11         Entire Agreement......................................................................41
      Section 9.12         Construction..........................................................................41
      Section 9.13         Submission to Jurisdiction............................................................42
      Section 9.14         Governing Law.........................................................................42


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                             TABLE OF DEFINED TERMS

Acquisition Corporation                             Preamble
Acquisition Proposal                                Section 6.7(b)
Antitrust Laws                                      Section 4.3
Certificate                                         Section 3.1
Closing                                             Section 1.2
Closing Date                                        Section 1.2
Code                                                Section 4.10(f)
Coli Policy                                         Section 4.11(j)
Company                                             Preamble
Company Common Stock                                Section 1.8(a)
Company Disclosure Letter                           Article 4
Company Material Adverse Effect                     Section 4.1
Company Plans                                       Section 4.11(a)
Company SEC Documents                               Section 4.5(a)
Company Stock-Based Award                           Section 1.9(a)(ii)
Company Stockholder Approval                        Section 2.1(a)
Company Stockholders Meeting                        Section 2.1(a)
Confidentiality Agreement                           Section 6.5
Delaware Act                                        Section 1.1
Effective Time                                      Section 1.3
Employee Pension Benefit Plan                       Section 4.11(a)
Employee Welfare Benefit Plan                       Section 4.11(a)
Employees                                           Section 6.13(a)
Environmental Law                                   Section 4.12(b)
ERISA                                               Section 4.11(a)
Government Contract                                 Section 4.9(b)
Government Subcontract                              Section 4.9(b)
Hazardous Materials                                 Section 4.12(c)
HSR Act                                             Section 4.3
Indemnified Parties                                 Section 6.8(a)
Intellectual Property                               Section 4.14(b)
Lien                                                Section 4.3
Merger                                              Section 1.1
Merger Consideration                                Section 1.8(a)
Option Consideration                                Section 1.9(a)(iii)
Parent Corporation                                  Preamble
Parent Corporation Disclosure Letter                Article 5
Parent Corporation Material Adverse Effect          Section 6.2
Paying Agent                                        Section 3.1
Payment Fund                                        Section 3.2(a)


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Permitted Liens                                     Section 4.13
Proxy Statement                                     Section 2.1(b)
Rights Agreement                                    Section 4.16
SAR                                                 Section 1.9(a)
SEC                                                 Section 2.1(b)
Securities Act                                      Section 4.5(a)
Securities Exchange Act                             Section 1.9(d)
Stock Option                                        Section 1.9(a)
Stock Plans                                         Section 1.9(a)
Subsidiary                                          Section 1.8(c)
Superior Proposal                                   Section 6.7(b)
Surviving Corporation                               Section 1.1
Taxes                                               Section 4.10(a)
Tax Returns                                         Section 4.10(a)
Termination Fee                                     Section 8.3(a)
Third Party Acquisition                             Section 8.3(b)
Virginia Act                                        Section 1.1


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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of November 9, 2000 among General Dynamics Corporation, a Delaware corporation (the "Parent Corporation"), Mars Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent Corporation (the "Acquisition Corporation"), and Primex Technologies, Inc., a Virginia corporation (the "Company").

         The Boards of Directors of the Parent Corporation, the Acquisition Corporation, and the Company have each determined that a business combination among the Parent Corporation, the Acquisition Corporation and the Company is desirable and in the best interests of the Parent Corporation, the Acquisition Corporation and the Company and their respective stockholders. The Boards of Directors of the Parent Corporation, the Acquisition Corporation and the Company accordingly have each duly adopted resolutions approving this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) the Acquisition Corporation will be merged (the "Merger") with and into the Company in accordance with the provisions of the Delaware General Corporation Law (the "Delaware Act") and the Virginia Stock Corporation Act (the "Virginia Act"). Following the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Acquisition Corporation will cease.

         Section 1.2 The Closing. Upon the terms and subject to the conditions set forth in this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of Jenner & Block, 601 13th Street, N.W., Washington, D.C. 20005, at 10:00 a.m., local time, no later than the third business day following the satisfaction or waiver, to the extent permitted by applicable laws, of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions), or at such other date, time or place as the Parent Corporation and the Company may agree. The date upon which the Closing occurs is referred to in this Agreement as the "Closing Date."

         Section 1.3 Effective Time. The Merger will be consummated by the filing of articles of merger with the State Corporation Commission of Virginia in accordance with Section 720 of the Virginia Act and a certificate of merger in accordance with Section 252 of the Delaware Act. The time the Merger becomes effective in accordance with Section 720 of the Virginia Act is referred to in this Agreement as the "Effective Time."

         Section 1.4 Effects of the Merger. The Merger will have the effects set forth in Section 721 of the Virginia Act and Section 259 of the Delaware Act. Without limiting the generality of the foregoing, as of the Effective Time, all properties, rights, privileges, powers and franchises of the Company and the Acquisition Corporation will vest in the Surviving Corporation and all debts, liabilities and duties of the Company and the Acquisition Corporation will become debts, liabilities and duties of the Surviving Corporation.

         Section 1.5 Articles of Incorporation and Bylaws. At the Effective Time, the articles of incorporation and bylaws of the Company in the respective forms delivered by the Company to the Parent Corporation prior to the date of this Agreement will be the articles of incorporation and bylaws of the Surviving Corporation, until amended by the Surviving Corporation pursuant to applicable law.

         Section 1.6 Directors. The directors of the Acquisition Corporation at the Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation or as otherwise provided by law.

         Section 1.7 Officers. The officers of the Acquisition Corporation at the Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation or as otherwise provided by law.

         Section 1.8 Conversion of Company Common Stock.

                  (a) Subject to the provisions of Section 1.8(b), each share of the Company's Common Stock, par value $1.00 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held in the treasury of the Company, held by any Subsidiary of the Company or held by the Parent Corporation or any Subsidiary of the Parent Corporation) will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive, upon the surrender of the certificate formerly representing such share, $32.10 in cash (the "Merger Consideration"). In the event that, subsequent to the date of this Agreement but prior to the Effective Time, (i) the outstanding shares of Company Common Stock are changed into a different



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         number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or similar transaction, or (ii) there is any dividend, other than the regular quarterly dividend of $0.075 per share of Company Common Stock, the Merger Consideration into which each share of Company Common Stock will be converted as a result of the Merger will be adjusted appropriately.

                  (b) Each share of Company Common Stock held in the treasury of the Company, held by any Subsidiary of the Company or held by the Parent Corporation or any Subsidiary of the Parent Corporation immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and will cease to exist. For purposes of this Section 1.8(b), shares of Company Common Stock owned beneficially or held of record by any plan, program or arrangement sponsored or maintained for the benefit of any current or former employee of the Company, the Parent Corporation or any of their respective Subsidiaries will not be deemed to be held by the Company, the Parent Corporation or any such Subsidiary, regardless of whether the Company, the Parent Corporation or any such Subsidiary has the power, directly or indirectly, to vote or control the disposition of such shares.

                  (c) The term "Subsidiary" as used in this Agreement means any corporation, partnership, limited liability company or other business entity 50 percent or more of the outstanding voting equity securities of which are owned, directly or indirectly, by the Company or the Parent Corporation, as applicable.

         Section 1.9 Stock Options; Equity-Based Awards

                  (a) (i) The Company will take all necessary actions to cause each option to purchase shares of Company Common Stock (a "Stock Option") and each stock appreciation right linked to the price of Company Common Stock (a "SAR") granted under any stock option plan, program, agreement or arrangement of the Company or any of its Subsidiaries (collectively, the "Stock Plans") which is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, to be cancelled as of the Effective Time and to be converted at the Effective Time into the right to receive in cash from the Company an amount equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock of such Stock Option or SAR and (b) the number of shares of Company Common Stock subject to such Stock Option or SAR; provided, however, that no cash payment shall be made with respect to any SAR that is related to a Stock Option in respect of which such a cash payment is made.

                  (ii) The Company will take all necessary actions to cause each right of any kind, whether vested or unvested, contingent or accrued, to acquire or receive shares of Company Common Stock or to receive benefits measured by the value of a number of



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         shares of Company Common Stock, that may be held, awarded, outstanding, credited, payable or reserved for issuance under the Stock Plans (including, without limitation, restricted stock, restricted stock units, performance awards and deferred stock units), except for Stock Options and SARs converted in accordance with Section 1.9(a)(i) above (each, a "Company Stock-Based Award") outstanding immediately prior to the Effective Time to fully vest and become immediately distributable and payable, and each Company Stock-Based Award shall be cancelled as of the Effective Time and converted as of the Effective Time into the right to receive in cash from the Company an amount equal to the product of (x) the Merger Consideration (less any applicable exercise price) and (y) the number of shares of Company Common Stock subject to such Company Stock-Based Award.

                  (iii) Any cash payments required to be made pursuant to this Section 1.9(a) (the "Option Consideration") will be made (subject to applicable withholding and payroll taxes) promptly following the Effective Time.

         (b) No additional Stock Options, SARs, or other equity-based awards or other rights to acquire Company Common Stock will be granted pursuant to the Stock Plans or otherwise after the date of this Agreement.

         (c) The Board of Directors, or applicable committee thereof, of the Company will grant all approvals and take all other actions required pursuant to Rules 16b-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the SEC thereunder, the "Securities Exchange Act"), to cause the disposition in the Merger of Company Common Stock, Stock Options and SARs to be exempt from the provisions of Section 16(b) of the Securities Exchange Act.

         Section 1.10 Conversion of Acquisition Corporation Common Stock. Each share of the Common Stock, par value $1.00 per share, of the Acquisition Corporation issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of the Common Stock, par value $1.00 per share, of the Surviving Corporation.

         Section 1.11 Dissenters' Rights. Subject to the consummation of the Merger on the terms and conditions contained in this Agreement, the parties hereto confirm that the holders of shares of Company Common Stock will not have dissenters' rights under Article 15 of the Virginia Act.



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                                    ARTICLE 2

                              STOCKHOLDER APPROVAL

         Section 2.1 Company Actions. The Company, acting through its Board of Directors, in accordance with applicable law, including the Virginia Act, its Articles of Incorporation and Bylaws and the rules applicable to companies listed on of The Nasdaq Stock Market, will:

                  (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholders Meeting"), to be held as soon as practicable after the date of this Agreement, for the purpose of submitting this Agreement for approval by the holders of more than two-thirds of the outstanding shares of Company Common Stock (the "Company Stockholder Approval");

                  (b) prepare and file with the Securities and Exchange Commission (the "SEC") as promptly as practicable after the date of this Agreement a Proxy Statement and related materials (the "Proxy Statement") with respect to the Company Stockholders Meeting satisfying the requirements of the Securities Exchange Act, respond promptly to any comments raised by the SEC with respect to the preliminary version of the Proxy Statement, and cause the definitive version of the Proxy Statement to be mailed to its stockholders as soon as it is legally permitted to do so; and

                  (c) include in the Proxy Statement (i) subject to Section 6.7(d), the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the approval of this Agreement and the transactions contemplated hereby and (ii) the written opinion dated as of the date of this Agreement of Goldman, Sachs & Co., financial advisor to the Board of Directors of the Company, to the effect that as of the date of this Agreement the Merger Consideration is fair to the stockholders of the Company, other than the Parent Corporation and its affiliates, from a financial point of view.

         Section 2.2 SEC Comments. The Company will promptly advise the Parent Corporation of receipt by the Company of, and will promptly furnish the Parent Corporation with copies of, all comments received from the SEC with respect to the Proxy Statement and will consult with the Parent Corporation in responding to such comments.

                                    ARTICLE 3

                                     PAYMENT

         Section 3.1 Surrender of Certificates. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (a "Certificate") will be entitled to receive in exchange therefor, upon



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surrender thereof to a paying agent (the "Paying Agent") to be designated by the
Parent Corporation prior to the Effective Time with approval of the Company, which approval shall not be unreasonably withheld, the Merger Consideration into which the shares of Company Common Stock evidenced by such Certificate were converted pursuant to the Merger. No interest will be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.

         Section 3.2 Paying Agent; Certificate Surrender Procedures.

                  (a) As soon as reasonably practicable following the Effective Time, the Parent Corporation will deposit, or cause to be deposited, with the Paying Agent, an amount in cash sufficient to provide all funds necessary for the Paying Agent to make payment of the Merger Consideration pursuant to Section 1.8 (the "Payment Fund"). Pending payment of such funds to the holders of certificates for shares of Company Common Stock, such funds will be held and may be invested by the Paying Agent as Parent Corporation directs (so long as such directions do not impair the rights of holders of Company Common Stock) in the direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest or commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent Corporation, as Parent Corporation directs. Parent Corporation will promptly replace any monies lost through any investment made pursuant to this Section 3.2.

                  (b) As soon as reasonably practicable after the Effective Time, the Parent Corporation will instruct the Paying Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of the Certificate to the Paying Agent and will be in such form and have such other provisions as the Parent Corporation will reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates for the Merger Consideration. Commencing immediately after the Effective Time, upon the surrender to the Paying Agent of such Certificate or Certificates, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Paying Agent to be delivered in connection therewith, the holder will be entitled to receive the Merger Consideration into which the Certificate or Certificates so surrendered have been converted in accordance with the provisions of Section 1.8.

         Section 3.3 Transfer Books. The stock transfer books of the Company will be closed at the Effective Time and no transfer of any shares of Company Common Stock will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Company Common Stock prior to the Effective Time that is not registered in the stock transfer



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records of the Company at the Effective Time, the Merger Consideration into which such Company Common Stock has been converted in the Merger will be paid to the transferee in accordance with the provisions of Section 3.2(b) only if the Certificate is surrendered as provided in Section 3.2 and accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer taxes.

         Section 3.4 Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed one hundred eighty (180) days after the Effective Time will be delivered to the Parent Corporation upon demand, and each holder of Company Common Stock who has not theretofore surrendered Certificates in accordance with the provisions of this Article 3 will thereafter look only to the Parent Corporation for satisfaction of such holder's claims for the Merger Consideration.

         Section 3.5 Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent Corporation, the posting by such person of a bond in such reasonable amount as the Parent Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to Section 1.8.

         Section 3.6 No Rights as Stockholder. From and after the Effective Time, the holders of Certificates will cease to have any rights as a stockholder of the Surviving Corporation except as otherwise provided in this Agreement or by applicable law, and the Parent Corporation will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration into which the shares of Company Common Stock evidenced by such Certificate have been converted pursuant to the Merger; provided, however, that each holder of a Certificate that has become entitled to any declared and unpaid dividend will continue to be entitled to such dividend following the Effective Time, and the Surviving Corporation will pay such dividend to such holder in the amount and on the date specified therefor by the Board of Directors of the Company at the time of declaration thereof.

         Section 3.7 Withholding. The Parent Corporation will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any former holder of Company Common Stock all amounts relating to federal and state income and payroll taxes required by law to be deducted or withheld therefrom.

         Section 3.8 Escheat. Neither the Parent Corporation, the Acquisition Corporation nor the Company will be liable to any former holder of Company Common Stock for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate has not been surrendered for the Merger Consideration prior to the sixth anniversary of the Closing Date, or prior to such earlier date as of which such Certificate or the Merger Consideration payable upon the surrender thereof



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

would otherwise escheat to or become the property of any governmental entity, then the Merger Consideration otherwise payable upon the surrender of such Certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all rights, interests and adverse claims of any person.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Parent Corporation and the Acquisition Corporation that except as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with the SEC since December 31, 1999 and publicly available prior to the date of this Agreement or as disclosed in the letter dated as of the date of this Agreement from the Company to the Parent Corporation (the "Company Disclosure Letter"):

         Section 4.1 Organization. The Company and each of its Subsidiaries is
(a) a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted, and (c) is in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business as a foreign corporation in each other jurisdiction where such qualification is required, except, in the case of clauses (b) and (c) above, where such failure, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the business, financial condition, operations or results of operations of the Company and its Subsidiaries taken as a whole (other than changes or effects resulting from occurrences relating to the economy in general, the securities markets in general or the Company's industry in general and not specifically relating to the Company) or the ability of the Company to consummate the Merger and to perform its obligations under this Agreement (a "Company Material Adverse Effect"). The Company has delivered to the Parent Corporation correct and complete copies of its articles of incorporation and bylaws, as presently in effect, and, upon request, will make available to the Parent Corporation after the date of this Agreement correct and complete copies of the articles of incorporation and bylaws, as presently in effect, of each of its Subsidiaries.

         Section 4.2 Authorization of Transaction; Enforceability. Subject to obtaining the Company Stockholder Approval, the Company has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder. The Board of Directors of the Company, at a meeting thereof duly called and held, has duly adopted resolutions, by more than the required vote, approving this Agreement, the Merger and the other transactions contemplated hereby, determining that the terms and conditions of this Agreement, the Merger and the other transactions contemplated hereby are in the best interests of the Company and its stockholders and recommending that the Company's stockholders approve this Agreement. The foregoing resolutions of the Board of

Directors of the Company have not been modified, supplemented or rescinded and remain in full force and effect as of the date of this Agreement. In connection with its adoption of the foregoing resolutions, the Board of Directors of the Company received the written opinion of Goldman, Sachs & Co., financial advisor to the Board of Directors of the Company, dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the stockholders of the Company, other than the Parent Corporation and its affiliates, from a financial point of view. The foregoing opinion has not been modified, supplemented or rescinded prior to the date of this Agreement. The Company will deliver to the Parent Corporation promptly after the date of this Agreement correct and complete copies of the foregoing resolutions and opinion. Assuming due execution and authorization by the Parent Corporation and the Acquisition Corporation, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions.

         Section 4.3 Noncontravention; Consents. Except for (a) filings and approvals necessary to comply with the applicable requirements of the Securities Exchange Act and the "blue sky" laws and regulations of various states, (b) the filing of a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act of 1976, as amended (the "HSR Act"), and any other filing required pursuant to any other applicable competition, merger control, antitrust or similar law or regulation (together with the HSR Act, the "Antitrust Laws"), (c) the filing of articles of merger pursuant to the Virginia Act, a certificate of merger pursuant to the Delaware Act and any applicable documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, and (d) any filings required under the rules and regulations of The NASDAQ Stock Market, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will constitute a violation of, be in conflict with, constitute or create (with or without notice or lapse of time or both) a default under, give rise to any right of termination, cancellation, amendment or acceleration with respect to, or result in the creation or imposition of any lien, encumbrance, security interest or other claim (a "Lien") upon any property of the Company or any of its Subsidiaries pursuant to (i) the articles of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) any constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries is subject or (iii) any agreement or commitment to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties is bound or subject, except, in the case of clauses (ii) and (iii) above, for such matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

         Section 4.4 Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $1.00 per share, none of which shares of Preferred Stock have been issued. As of the close of business on November 3, 2000, 10,401,241 shares of Company Common Stock were issued and outstanding, 129,480 shares of Company Common Stock were reserved for restricted stock grants or awards (including stock grants or awards to non-employee directors), no shares were held by the Company as treasury shares and 1,641,732 shares were reserved for issuance upon the exercise of outstanding Stock Options. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable.

                  (b) Other than Stock Options to acquire an aggregate of not more than 1,560,952 shares of Company Common Stock and not more than 80,823 shares of Company Common Stock which are subject to restricted stock granted or awarded (including stock grants or awards to non-employee directors) by the Company to current and former directors, officers, employees and advisors of the Company and its Subsidiaries, there are no outstanding or authorized options, warrants, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or any of its Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries. The schedule of Stock Options and SARs set forth in the Company Disclosure Letter sets forth a list of all outstanding Stock Options and SARs as of the date set forth therein, the respective exercise prices thereof or amount of such rights and the holders thereof.

                  (c) Neither the Company nor any of its Subsidiaries is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company or any of its Subsidiaries.

                  (d) The Board of Directors of the Company has not declared any dividend or distribution with respect to the Company Common Stock the record or payment date for which is on or after the date of this Agreement (other than any regular quarterly dividend of $0.075 per share of Company Common Stock).

                  (e) All of the outstanding shares of the capital stock of each of the Company's Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or one of its Subsidiaries, free and clear of any Lien. Except for its Subsidiaries set forth in the Company Disclosure Letter, the Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, limited liability company, joint venture or other entity.

         Section 4.5 Company Reports; Proxy Statement.

                  (a) The Company has since December 31, 1996 filed all reports, forms, statements and other documents (collectively, together with all financial statements included or incorporated by reference therein, the "Company SEC Documents") required to be filed by the Company with the SEC pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act. Each of the Company SEC Documents, as of its filing date, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act. None of the Company SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any reports, forms, statements or other documents pursuant to the Securities Act or the Securities Exchange Act.

                  (b) Each of the consolidated financial statements (including related notes) included in the Company SEC Documents presented fairly in all material respects the consolidated financial condition, cash flows and results of operations of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including related notes) included in the Company SEC Documents has been prepared in accordance with United States generally accepted accounting principles, consistently applied during the periods involved, except (i) as noted therein, (ii) to the extent required by changes in United States generally accepted accounting principles or (iii) in the case of unaudited interim financial statements, normal recurring year-end audit adjustments.

                  (c) The Company has delivered to the Parent Corporation correct and complete copies of any proposed or contemplated amendments or modifications to the Company SEC Documents (including any exhibit documents included therein) that have not yet been filed by the Company with the SEC.

                  (d) The Proxy Statement will comply in all material respects with the applicable requirements of the Securities Exchange Act and will not, at the time the definitive Proxy Statement is filed with the SEC and mailed to the stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made herein by the Company with respect to any information, if any, supplied in writing by the Parent Corporation for inclusion in the Proxy Statement.

         Section 4.6 No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) except for (a) liabilities and obligations referenced (whether by value or otherwise) or reflected in the Company SEC Documents, (b) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since October 1, 2000, and (c) other liabilities and obligations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

         Section 4.7 Absence of Material Adverse Change. Since October 1, 2000 there has not been a Company Material Adverse Effect nor has there occurred any event, change, effect or development which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

         Section 4.8 Litigation and Legal Compliance.

                  (a) As of the date of this Agreement, the Company Disclosure Letter sets forth each instance in which the Company or any of its Subsidiaries is (i) subject to any material unsatisfied judgment order, decree, stipulation, injunction or charge or (ii) a party to or, to the Company's knowledge, threatened to be made a party to any material charge, complaint, action, suit, proceeding, hearing or, to the Company's knowledge, investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, except for judgments, orders, decrees, stipulations, injunctions, charges, complaints, actions, suits, proceedings, hearings and investigations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. As of the date of this Agreement, there are no judicial or administrative actions, proceedings or, to the Company's knowledge, investigations pending or, to the Company's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement,

                  (b) Except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and except for Environmental Laws, which are the subject of Section 4.12, the Company and its Subsidiaries are in compliance with each constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries is subject.

         Section 4.9 Contract Matters.

                  (a) Neither the Company nor any of its Subsidiaries is in default or violation of (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of any note, mortgage, indenture, loan agreement, other evidence of indebtedness, guarantee, license, lease, agreement or other contract, instrument or contractual obligation to which the Company or any of its Subsidiaries is a party or by which any of their respective assets is bound, except for any such default or failure which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

                  (b) With respect to each contract, agreement, bid or proposal between the Company or any of its Subsidiaries and any domestic or foreign government or governmental agency, including any facilities contract for the use of government-owned facilities (a "Government Contract"), and each contract, agreement, bid or proposal that is a subcontract between the Company or any of its Subsidiaries and a third party relating to a contract between such third party and any domestic or foreign government or governmental agency (a "Government Subcontract"), (i) the Company and each of its Subsidiaries have complied with all terms and conditions of such Government Contract or Government Subcontract, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein, (ii) the Company and each of its Subsidiaries have complied with all requirements of all laws, rules, regulations or agreements pertaining to such Government Contract or Government subcontract, including where applicable the Cost Accounting Standards disclosure statement of the Company or such Subsidiary, (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Subcontract were complete and correct as of their effective dates and the Company and its Subsidiaries have complied with all such representations and certifications, (iv) neither the United States government nor any prime contractor, subcontractor or other person or entity has notified the Company or any of its Subsidiaries, in writing or orally, that the Company or any of its Subsidiaries has breached or violated any law, rule, regulation, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Subcontract, (v) neither the Company nor any of its Subsidiaries has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Government Contract or Government Subcontract, (vi) other than in the ordinary course of business, no cost incurred by the Company or any of its Subsidiaries pertaining to such Government Contract or Government Subcontract has been questioned or challenged, is the subject of any audit or investigation or has been disallowed by any government or governmental agency, and (vii) no payments due to the Company or any of its Subsidiaries pertaining to such Government Contract or Government Subcontract has been withheld or set off, nor has any claim been made to withhold or set off money, and the Company and its Subsidiaries are entitled to all progress payments received to date with respect thereto, except for any such failure, noncompliance, inaccuracy, breach, violation, termination, cost, investigation, disallowance or payment which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

                  (c) To the Company's knowledge, neither the Company nor any of its Subsidiaries any of the respective directors, officers, employees, consultants or agents of the Company or any of its Subsidiaries is or since January 1, 1997 has been under administrative, civil or criminal investigation, indictment or information by any government or governmental agency or any audit or in investigation by the Company or any of its Subsidiaries with respect to any alleged act or omission arising under or relating to any Government Contract or Government Subcontract.

                  (d) There exist (i) no material outstanding claims against the Company or any of its Subsidiaries, either by any government or governmental agency or by any prime contractor, subcontractor, vendor or other person or entity, arising under or relating to any Government Contract or Government Subcontract, and (ii) no disputes between the Company or any of its Subsidiaries and the United States government under the Contract Disputes Act or any other federal statute or between the Company or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Subcontract, except for any such claim or dispute which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has (i) any interest in any pending or potential material claim against any government or governmental agency or (ii) any interest in any pending claim against any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Subcontract, which, if adversely determined against the Company, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

                  (e) Since January 1, 1997, neither the Company nor any of its Subsidiaries has been debarred or suspended from participation in the award of contracts with the United States government or any other government or governmental agency (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the Company's knowledge, there exists no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company, any of its Subsidiaries or any of their respective directors, officers or employees. No payment has been made by or on behalf of the Company or any of its Subsidiaries in connection with any Government Contract or Government Subcontract in violation of applicable procurement laws, rules and regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act, as amended, except for any such violation or failure to disclose which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

                  (f) The Company Disclosure Letter sets forth, as of the date of this Agreement, a list of each contract by the Company or any of its Subsidiaries with any customer or supplier that (i) involves an obligation of $3,000,000 or more (per annum, if applicable) or (ii) represents one of the top three contracts (in dollar value) for any particular business unit of the Company, provided the value of any such contract exceeds $500,000 (per annum, if applicable), and identifies the parties to the contract, the general nature of the contract and the term and amount of each contract, whether a prime contract, subcontract or otherwise.

         Section 4.10 Tax Matters.

                  (a) For each taxable period beginning on or after January 1, 1997, the Company and each of its Subsidiaries have timely filed all required returns, declarations, reports, claims for refund or information returns and statements, including any schedule or attachment thereto (collectively "Tax Returns"), relating to any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto and including any liability for the taxes of any other person or entity under Treasury Regulation Section 1.1502-6 (or any similar state, local or foreign law, rule or regulation), and any liability in respect of any tax as a transferee or successor, by law, contract or otherwise (collectively "Taxes"), and all such Tax Returns are accurate and complete in all respects, except to the extent any such failure to file or any such inaccuracy in any filed Tax Return, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. All Taxes owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or adequately reserved for in accordance with generally accepted accounting principles in the financial statements of the Company, except (i) for any Taxes related to any period prior to January 1, 1997 for which the Company would be entitled to indemnification from Olin Corporation and are not required to be reserved in the financial statements of the Company in accordance with generally accepted accounting principles or (ii) except to the extent any such failure to pay or reserve, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

                  (b) The most recent financial statements contained in the Company SEC Documents reflect adequate reserves in accordance with generally accepted accounting principles for all Taxes payable by the Company and its Subsidiaries for all Tax periods and portions thereof through the date of such financial statements, except to the extent that any failure to so reserve, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

                  (c) For each taxable period beginning on or after January 1, 1997, none of the federal income Tax Returns of the Company or any of its Subsidiaries consolidated in such Tax Returns have been examined by and settled with the Internal Revenue Service.

                  (d) Except for Liens for current Taxes not yet due and payable or which are being contested in good faith, there is no Lien affecting any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax, except for Liens which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

                  (e) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement with any person other than the Company or any of its Subsidiaries.

                  (f) No amount payable by either the Company or any of its Subsidiaries will be subject to disallowance under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (g) Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that could obligate it to make any payments as a result of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of termination of employment on or following the Effective Time) that would not be fully deductible by reason of Section 280G of the Code.

         Section 4.11 Employee Benefit Matters.

                  (a) The Company Disclosure Letter lists each plan, program, agreement or arrangement constituting a material employee welfare benefit plan (an "Employee Welfare Benefit Plan") as defined in
         Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a material employee pension benefit plan (an "Employee Pension Benefit Plan") as defined in Section 3(2) of ERISA, and each other material employee benefit plan, agreement, program or arrangement or employment practice maintained by the Company or any of its Subsidiaries with respect to any of its current or former employees or to which the Company or any of the Company Subsidiaries contributes or is required to contribute with respect to any of its current or former employees (collectively, the "Company Plans"). With respect to each Company Plan:

                           (i) such Company Plan (and each related trust, insurance contract or fund) has been administered in a manner consistent in all respects with its written terms and complies in form and operation with the applicable requirements of ERISA and the Code and other applicable laws, except for failures of administration or compliance which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

                           (ii) all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to such Company Plan, except for failures of filing or distribution which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

                           (iii) the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code have been met with respect to each such Company Plan which is an Employee Welfare Benefit Plan, except for failures which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

                           (iv) all material contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) that are required to be made under the terms of any Company Plan have been timely made or have been reflected on the financial statements contained in the Company's most recent Form 10-Q filed with the SEC;

                           (v) each such Company Plan which is an Employee Pension Benefit Plan intended to be a "qualified plan" under
                  Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and no event has occurred which could reasonably be expected to cause the loss, revocation or denial of any such favorable determination letter;

                           (vi) the Company has made available and will continue to make available to the Parent Corporation, upon its request, correct and complete copies of the plan documents and most recent summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent actuarial report, the most recent audited financial statements, and all related trust agreements, insurance contracts and other funding agreements that implement such Company Plan (but excluding the failure to make available any such document which is not material). The valuation summaries provided by the Company to the Parent Corporation reasonably represent the assets and liabilities attributable to Company Plans calculated in accordance with the Company's past practices, but excluding any failure which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;

                           (vii) no Company Plan which is an Employee Pension Benefit Plan has been amended in any manner which would require the posting of security under Section 401(a)(29) of the Code or Section 307 of ERISA, except any such action which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;

                           (viii)   neither the Company nor any of its
                  Subsidiaries has communicated to any employee (excluding internal memoranda to management) any plan or commitment, whether or not legally binding, to create any additional employee benefit plan or to modify or change any Company Plan affecting any employee or terminated employee of the Company or any of its Subsidiaries, except any such action which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;

                           (ix) the Company Disclosure Letter includes a workers' compensation paid loss summary through the date of this Agreement on an accident year basis; the Company Disclosure Letter additionally includes a recent listing of all open workers compensation claims showing claimant name, claim number, description, paid loss and case reserve, except for any such claim which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;

                           (x) the Company has never been nor is a party to or otherwise bound by any advance agreement or similar arrangement with any foreign, federal, state or local government or regulatory body relating to the allowability, allocation or reimbursement of benefit costs or other matters in connection with any Company Plan;

                           (xi) any Company Plan is by its terms able to be amended or terminated by the Company; and

                           (xii) there are no liabilities or obligations relating to any individual's current or former employment with the Company or its Subsidiaries or related entities arising in connection with any violation of any applicable law, except for any liabilities or obligations which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

                  (b) With respect to each Employee Welfare Benefit Plan or Employee Pension Benefit Plan that the Company or any of its Subsidiaries maintains or ever has maintained, or to which any of them contributes, ever has contributed or ever has been required to contribute:

                           (i) no such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated (other than any termination which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect), no reportable event (as defined in
                  Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived, as to which notices would be required to be filed with the Pension Benefit

                  Guaranty Corporation, has occurred but has not yet been so reported (but excluding any failure to report which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect), and no proceeding by the Pension Benefit Guaranty Corporation to terminate such Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been instituted;

                           (ii) there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to such plan, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plan, and no action, suit, proceeding, hearing or, to the Company's knowledge, investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened, but excluding, from each of the foregoing, events or circumstances which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect; and

                           (iii) other than routine claims for benefits, none of the Company or any of its Subsidiaries or related entities has incurred, and the Company has no reason to expect that the Company or any of its Subsidiaries or related entities will incur, any liability under Subtitle C or D Title IV of ERISA or under the Code with respect to any Company Plan that is an Employee Pension Benefit Plan.

                  (c) Neither the Company nor any of its Subsidiaries presently contributes to, nor, since January 1, 1997, have they been obligated to contribute to, a Multiemployer Plan.

                  (d) Other than pursuant to a Company Plan, neither the Company nor any of its Subsidiaries has any obligation to provide medical, health, life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code).

                  (e) No Company Plan contains any provision that would prohibit the transactions contemplated by this Agreement, would give rise to any severance, termination or other payments as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), or would cause any payment, acceleration or increase in benefits provided by any Company Plan as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), but excluding from this paragraph (e) any payment or any benefit, acceleration or increase to directors and employees, as to the top tier employees in the amounts (based on the Company's good faith estimates as of the date of this Agreement) and to the individuals specifically set forth in, and as to other employees in the aggregate amount (based on the Company's good faith estimates as of the date of this Agreement) specifically set forth in, the Company Disclosure Letter and excluding any non-employee or non-director payment or benefit acceleration or increase which is not material.

                  (f) No individual classified as a non-employee for purposes of receiving employee benefits (such an independent contractor, leased employee, consultant or special consultant), regardless of treatment for other purposes, is eligible pursuant to the terms thereof to participate in or receive benefits under any Company Plan intended to qualify under Section 401(a) of the Code.

                  (g) The provisions of Section 6.01(a) of the Distribution Agreement by and between Olin Corporation and Company dated December 30, 1996 shall continue to apply to affected employees following the Effective Time.

                  (h) The PRIME Plan does not take into account as compensation for plan allocation purposes any bonus bank payment from the Company Incentive Compensation Plan that may be paid on account of the Merger contemplated herein.

                  (i) Certain of the Company Plans have been amended as stated in the Company Disclosure Letter.

                  (j) The Company has previously provided to the Parent Corporation a list of each Company owned life insurance policy (each a "Coli Policy"). With respect to each Coli Policy:

                           (i) for purposes of Code Section 264(a)(4), each Coli Policy qualifies as a contract purchased on or before June 20, 1986, no change has taken place prior to the date of this Agreement and will not be taken on or before the Closing Date to affect such status, and this status has never been challenged by the Internal Revenue Service (or any other government agency) in any audit or any other administrative or judicial proceeding;

                           (ii) the aggregate cash surrender value of the Coli Policies as of December 31, 1999 is set forth in the materials previously disclosed to the Parent Corporation; and

                           (iii)    there are no loans against such policies.

         Section 4.12 Environmental Matters.

                  (a) Except for matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse
         Effect: (i) the Company and its Subsidiaries are, and, to the Company's knowledge, since January 1, 1997 have been in compliance in all respects with all Environmental Laws (as defined in Section 4.12(b)) in connection with the ownership, use, maintenance and operation of their owned, operated or leased real property used by them and otherwise in connection with their operations, (ii) neither the Company nor any of its Subsidiaries has any liability, whether contingent or otherwise, under, or for any violations of, any Environmental Law, (iii) no notices of any violation or alleged violation of, non-compliance or alleged noncompliance with or any liability under, any Environmental Law have been received by the Company or any of its Subsidiaries since January 1, 1997 that are currently outstanding and unresolved as of the date of this Agreement, and, to the Company's knowledge, there are no other outstanding notices that are unresolved for which the Company or any of its Subsidiaries have responsibility, (iv) there are no administrative, civil or criminal writs, injunctions, decrees, orders or judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings or, to the Company's knowledge, investigations pending or, to the Company's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Company or any of its Subsidiaries, (v) the Company and its Subsidiaries possess valid environmental permits required by any Environmental Law in connection with the ownership, use, maintenance and operation of its owned, operated and leased real property, and (vi) to the knowledge of the Company, no material changes or alterations in the practices or operations of the Company or any of its Subsidiaries as presently conducted are anticipated to be required in the future in order to permit the Company and its Subsidiaries to continue to comply in all material respects with all applicable Environmental Laws. The Company Disclosure Letter sets forth the amount reserved as of October 1, 2000 by the Company for compliance with all Environmental Laws.

                  (b) The term "Environmental Law" as used in this Agreement means any law, rule, regulation, permit, order, writ, injunction, judgment or decree with respect to the preservation of the environment or the promotion of worker health and safety, including any law, rule, regulation, permit, order, writ, injunction, judgment or decree relating to Hazardous Materials (as defined in Section 4.12(c)). Without limiting the generality of the foregoing, the term will encompass each of the following statutes and the regulations promulgated thereunder, and any similar applicable state, local or foreign law, rule or regulation, each as amended (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, (ii) the Solid Waste Disposal Act, (iii) the Hazardous Materials Transportation Act, (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act, (vii) the Safe Drinking Water Act, (viii) the National Environmental Policy Act of 1969, (ix) the Superfund Amendments and Reauthorization Act of 1986, (x) Title III of the Superfund Amendments and Reauthorization Act, (xi) the Federal Insecticide, Fungicide and Rodenticide Act and (xii) the provisions of the Occupational Safety and Health Act of 1970 relating to the handling of and exposure to Hazardous Materials.

                  (c) The term "Hazardous Materials" as used in this Agreement means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance (i) that is defined, determined or identified as hazardous or toxic under any Environmental Law or (ii) the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment of which is prohibited under any Environmental Law. Without limiting the generality of the foregoing, the term will include (i) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and regulations promulgated thereunder, each as amended, (ii) "extremely hazardous substance" as defined in the Superfund Amendments and Reauthorization Act of 1986, or Title III of the Superfund Amendments and Reauthorization Act and regulations promulgated thereunder, each as amended, (iii) "hazardous waste" as defined in the Solid Waste Disposal Act and regulations promulgated thereunder, each as amended, (iv) "hazardous materials" as defined in the Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended, (v) "chemical substance or mixture" as defined in the Toxic Substances Control Act and regulation promulgated thereunder, each as amended, (vi) petroleum and petroleum products and byproducts and (vii) asbestos.

         Section 4.13 Title. The Company and its Subsidiaries has good and, in the case of real property, marketable title to all the properties and assets purported to be owned by them, free and clear of all Liens except (a) Liens for current Taxes or assessments not delinquent, (b) builder, mechanic, warehousemen, materialmen, contractor, workmen, repairmen, carrier or other similar Liens arising and continuing in the ordinary course of business for obligations that are not delinquent, (c) the rights, if any, of vendors having possession of tooling of the Company and its Subsidiaries, (d) liens arising from the receipt by the Company and its Subsidiaries of progress payments by the United States government, (e) Liens securing rental payments under capital lease arrangements and (f) other Liens which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect (collectively, "Permitted Liens").

         Section 4.14 Intellectual Property Matters.

                  (a) The Company and its Subsidiaries own or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property necessary for their operations as presently conducted and as presently proposed to be conducted, except where the failure to have such rights, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of the Intellectual Property rights of any third party. Since January 1, 1997, to the Company's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any of its Subsidiaries, except for misappropriations and violations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

                  (b) The term "Intellectual Property" as used in this Agreement means, collectively, patents, patent disclosures, trademarks, service marks, logos, trade names, copyrights and mask works, and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated good will with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and all other intellectual property rights (in whatever form or medium).

         Section 4.15 Labor Matters. There are no controversies pending or, to the Company's knowledge, threatened between the Company or any of its Subsidiaries and any of their current or former employees or any labor or other collective bargaining unit representing any such employee that are reasonably likely to have a Company Material Adverse Effect or are reasonably likely to result in a material labor strike, dispute, slow-down or work stoppage. The Company is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries. To the Company's knowledge, as of the date of this Agreement no executive, key employee or group of employees of the Company or any of its Subsidiaries has any plan to terminate employment with the Company and its Subsidiaries, which termination, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. As of the date of this Agreement, there are no current DOL, OFCCP or EEOC audits. As of the date of this Agreement, there are no OFCCP concilliation agreements in effect.

         Section 4.16 Rights Agreement. The Company has taken all requisite action under the Rights Agreement dated as of February 1, 2000 between the Company and The Bank of New York (the "Rights Agreement") to cause the provisions of the Rights Agreement or any other similar agreement not to be applicable to this Agreement, the Merger or the other transactions contemplated hereby.

         Section 4.17 State Takeover Laws. The resolutions adopted by the Board of Directors of the Company approving this Agreement are sufficient to cause the provisions of Article 14 of the Virginia Act to be inapplicable to this Agreement, the Merger and the other transactions contemplated hereby. Article
14.1 of the Virginia Act is not applicable to this Agreement, the Merger and the other transactions contemplated hereby pursuant to Article VII, Section 5 of the Bylaws of the Company as in effect on the date of this Agreement. To the Company's knowledge, no other fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation of any state or jurisdiction applies or purports to apply to this Agreement, the Merger or the other transactions contemplated hereby.

         Section 4.18 Brokers' Fees. Except for the fees and expenses payable by the Company to Goldman, Sachs & Co., neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement. The Company has delivered to the Parent Corporation a correct and complete copy of the engagement letter between the Company and Goldman, Sachs & Co. relating to the transactions contemplated by this Agreement, which letter describes the fees payable to Goldman, Sachs & Co. in connection with this Agreement.

         Section 4.19 Representations and Warranties. The representations and warranties of the Company contained in this Agreement in the aggregate, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, are true and correct with only such exceptions which in the aggregate are not reasonably likely to have a Company Material Adverse Effect. In the event a representation and warranty is qualified by a Company Material Adverse Effect exception and there occurs a Company Material Adverse Effect with respect thereto, such representation and warranty shall be conclusively deemed breached without regard to whether the Company Material Adverse Effect was or was not reasonably likely.

                                    ARTICLE 5

            REPRESENTATIONS AND WARRANTIES OF THE PARENT CORPORATION

         Each of the Parent Corporation and the Acquisition Corporation, as the case may be, represents and warrants to the Company that:

         Section 5.1 Organization. Each of the Parent Corporation and the Acquisition Corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted. All of the outstanding shares of the capital stock of the Acquisition Corporation have been validly issued, are fully paid and nonassessable and are owned by the Parent Corporation free and clear of any Lien. The Acquisition Corporation has been organized solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has not engaged in any business other than contemplated by this Agreement.

         Section 5.2 Authorization of Transaction; Enforceability. Each of the Parent Corporation and the Acquisition Corporation has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder. Each of the Board of Directors of the Parent Corporation and the Board of Directors of the Acquisition Corporation has duly adopted resolutions, by the requisite majority vote, approving this Agreement, the Merger and the other transactions contemplated hereby and determining that the terms and conditions of this Agreement, the Merger and the other transactions contemplated hereby are in the best interests of the Parent Corporation and its stockholders and of the Acquisition Corporation and its sole stockholder, as the case may be. The foregoing resolutions of each such Board of Directors have not been modified, supplemented or rescinded and remain in full force and effect as of the date of this Agreement. This Agreement constitutes the valid and legally binding obligation of each of the Parent

Corporation and the Acquisition Corporation, enforceable against the Parent Corporation and the Acquisition Corporation in accordance with its terms and conditions.

         Section 5.3 Noncontravention; Consents. Except for (a) filings and approvals necessary to comply with the applicable requirements of the Securities Exchange Act and the "blue sky" laws and regulations of various states, (b) the filing of a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act and any other filing required by any other Antitrust Law, (c) the filing of articles of merger pursuant to the Virginia Act and a certificate of merger under the Delaware Act, and (d) any filings required under the rules and regulations of the New York Stock Exchange, neither the execution and delivery of this Agreement by the Parent Corporation or the Acquisition Corporation, nor the consummation by the Parent Corporation or the Acquisition Corporation of the transactions contemplated hereby, will constitute a violation of, be in conflict with, or result in the breach of (i) the charter or bylaws of the Parent Corporation or the Acquisition Corporation, (ii) any constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Parent Corporation or the Acquisition Corporation is subject or (iii) any material agreement or commitment to which the Parent Corporation or the Acquisition Corporation is a party or by which either of them is bound or subject.

         Section 5.4 Adequate Cash Resources. The Parent Corporation has adequate resources to provide the aggregate Merger Consideration and the Option Consideration in cash in the amount and at the time required by Section 1.9 or by Article 3.

         Section 5.5 No Capital Ownership in the Company. Neither the Parent Corporation nor any of its Subsidiaries owns any shares of Company Common Stock.

                                    ARTICLE 6

                                    COVENANTS

         Section 6.1 General. Each of the parties will use its respective best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         Section 6.2 Notices and Consents. Each of the parties prior to the Closing Date will give all notices to third parties and governmental entities and will use its respective best efforts to obtain all third party and governmental consents and approvals that are required in connection with the transactions contemplated by this Agreement. Within five business days following the execution and delivery of this Agreement, each of the parties will file a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use its respective best efforts to obtain early termination of the applicable waiting period and will make all further filings pursuant thereto or any other Antitrust Law that may be necessary, proper or advisable. The foregoing two sentences will not be deemed to require the Parent Corporation to enter into any agreement, consent decree or other commitment requiring the Parent Corporation or any of its Subsidiaries to divest or hold separate any assets (including any assets of the Company or any of its Subsidiaries) or to take any other action which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the business, financial condition, operations or results of operations of the Parent Corporation and its Subsidiaries taken as a whole (other than changes or effects resulting from occurrences relating to the economy in general, the securities markets in general or the Parent Corporation's industry in general and not specifically relating to the Parent Corporation) (a "Parent Corporation Material Adverse Effect").

         Section 6.3 Interim Conduct of the Company. Except as expressly contemplated by this Agreement, as set forth in the Company Disclosure Letter, as required by law or by the terms of any contract in effect on the date of this Agreement or as the Parent Corporation may approve, which approval will not be unreasonably withheld or delayed, from and after the date of this Agreement through the Closing Date, the Company will, and will cause each of its Subsidiaries to, conduct its operations in accordance with its ordinary course of business, consistent with past practice, and in accordance with such covenant will not, and will not cause or permit any of its Subsidiaries to:

                  (a) amend its articles of incorporation or bylaws or file any certificate of designation or similar instrument with respect to any shares of its authorized but unissued capital stock;

                  (b) authorize or effect any stock split or combination or reclassification of shares of its capital stock;

                  (c) declare or pay any dividend or distribution with respect to its capital stock (other than the regular quarterly dividend of $0.075 per share of Company Common Stock and dividends payable by a Subsidiary of the Company to the Company or another Subsidiary), issue or authorize the issuance of any shares of its capital stock (other than in connection with the exercise of currently outstanding Stock Options listed in the Company Disclosure Letter) or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or repurchase, redeem or otherwise acquire for value any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock;

                  (d)      merge or consolidate with any entity;

                  (e) sell, lease or otherwise dispose of any of its capital assets, including any shares of the capital stock of any of its Subsidiaries, other than sales, leases or other dispositions of machinery, equipment, tools, vehicles and other operating assets no longer required in its operations made in the ordinary course of business, consistent with past practice;

                  (f) liquidate, dissolve or effect any recapitalization or reorganization in any form;

                  (g) acquire any interest in any business (whether by purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture;

                  (h) create, incur, assume or suffer to exist any indebtedness for borrowed money (including capital lease obligations), other than indebtedness existing as of the date of this Agreement, borrowings under existing credit lines in the ordinary course of business, consistent with past practice, and intercompany indebtedness among the Company and its Subsidiaries arising in the ordinary course of business, consistent with past practice;

                  (i) create, incur, assume or suffer to exist any Lien (other than Permitted Liens) affecting any of its material assets or properties;

                  (j) except as required as the result of changes in United States generally accepted accounting principles, change any of the accounting principles or practices used by it or revalue in any material respect any of its assets or properties, other than write-downs of inventory or accounts receivable in the ordinary course of business, consistent with past practice;

                  (k) except as required under the terms of any collective bargaining agreement in effect as of the date of this Agreement or as required by applicable law, grant any general or uniform increase in the rates of pay of its employees or grant any increase in the benefits under any bonus or employee benefit plan or other arrangement, contract or commitment;

                  (l) except for any increase required under the terms of any collective bargaining agreement or consulting, executive or employment agreement in effect on the date of this Agreement or as required by applicable law, increase the compensation payable or to become payable to officers and salaried employees with a base salary in excess of $100,000 per year or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers or salaried employees;

                  (m) enter into any contract or commitment or engage in any transaction with any affiliated person or entity (other than the Company or its Subsidiaries) or enter into any contract or commitment or engage in any transaction with any unaffiliated person or entity which, to the Company's knowledge, is reasonably likely to have a Company Material Adverse Effect;

                  (n) make any material Tax election or settle or compromise any material Tax liability, except in the ordinary course of business;

                  (o) pay, discharge or satisfy any claims, liabilities or obligations other than the payment, discharge and satisfaction in the ordinary course of business of liabilities reflected or reserved for in the consolidated financial statements of the Company or otherwise incurred in the ordinary course of business, consistent with past practice;

                  (p) settle or compromise any material pending or threatened suit, action or proceeding; or

                  (q)      commit to do any of the foregoing.

         Section 6.4 Preservation of Organization. Subject to compliance with the provisions of Section 6.3, the Company will, and will cause each of its Subsidiaries to, use its best efforts to preserve its business organization intact in all material respects, use its reasonable efforts to keep available to the Company and its Subsidiaries, the present officers and employees of the Company and its Subsidiaries as a group and use its best efforts to preserve the present relationships of the Company and its Subsidiaries with suppliers and customers and others having business relations with the Company and its Subsidiaries.

         Section 6.5 Full Access. The Company will, and will cause its Subsidiaries and its and their representatives to, afford the Parent Corporation and its representatives reasonable access, upon reasonable notice at all reasonable times to all premises, properties, books, records, contracts and documents of or pertaining to the Company and its Subsidiaries. Notwithstanding the foregoing, neither party will be required to provide access or to disclose information where such access or disclosure would contravene any law or contract or would result in the waiver of any legal privilege or work-product protection. Any information disclosed will be subject to the provisions of the Confidentiality Agreement, dated March 17, 2000, between the Company and the Parent Corporation (the "Confidentiality Agreement").

         Section 6.6 Notice of Developments. The Company will give prompt written notice to the Parent Corporation of any material development affecting the Company or any of its Subsidiaries. Each party will give prompt written notice to the other of any material development which would give rise to a failure of a condition set forth in Section 7.2 (in the case of the Parent Corporation or the Acquisition Corporation) or Section 7.3 (in the case or the Company). No such written notice of such a material development will be deemed to have amended any of the disclosures set forth in the Company Disclosure Letter, to have qualified the representations and warranties contained herein and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such material development.

         Section 6.7 Nonsolicitation of Acquisition Proposals.

                  (a) The Company and each of its Subsidiaries, and each of their respective directors, officers, employees, agents and representatives, will immediately cease any discussions or negotiations presently being conducted with respect to any Acquisition Proposal. The Company and its Subsidiaries will not and will use their best efforts to cause their respective directors, officers, employees, agents and representatives not to (i) initiate or solicit, directly or indirectly, any inquiries with respect to, or the making of, any Acquisition Proposal or (ii) engage in any negotiations or discussions with, furnish any information or data to or enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with any party relating to any Acquisition Proposal; provided, however, that the Board of Directors of the Company may, in response to an Acquisition Proposal that the Board of Directors of the Company determines in good faith is reasonably likely to lead to a Superior Proposal, (A) furnish information with respect to the Company and its Subsidiaries to the person making such Acquisition Proposal (and its representatives) pursuant to a confidentiality agreement containing provisions at least as restrictive with respect to such person as the restrictions on the Parent Corporation contained in the Confidentiality Agreement (as modified by Section 6.14) and (B) participate in discussions or negotiations with the person making such Acquisition Proposal (and its representatives) regarding such Acquisition Proposal. The Company will be responsible for any breach of the provisions of this Section 6.7 by any director, officer, employee, agent or representative of the Company or any of its Subsidiaries.

                  (b) The term "Acquisition Proposal" as used in this Agreement means any bona fide proposal, whether or not in writing, made by a party that if consummated would result in such party acquiring beneficial ownership (as defined under Rule 13(d) promulgated under the Securities Exchange Act) of more than 20% of the consolidated assets (determined based on book or fair market value) of, or more than 20% of the voting power in, the Company and its Subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender or exchange offer or similar transaction involving the Company or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions that is structured to permit such party to acquire such beneficial ownership.

                  (c) The term "Superior Proposal" as used in this Agreement means any bona fide proposal, in writing, made by a party that (i) if consummated, would result in such party acquiring beneficial ownership of more than 50% of the consolidated assets (determined based on book or fair market value) of, or more than 50% of the voting power in, the Company and its Subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender or exchange offer or similar transaction involving the Company or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions that is structured to permit such party to acquire such beneficial ownership, and (ii) the Board of Directors of the Company, after consultation with its outside legal counsel and financial advisers, determines in its good faith business judgment (x) is superior from a financial view to the stockholders of the Company and (y) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal.

                  (d) Nothing contained in this Agreement will prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act or (ii) making any disclosure or recommendation, including a withdrawal or adverse amendment of its recommendation of the Merger that would permit the Parent Corporation to terminate this Agreement pursuant to Section 8.1(c)(ii), to the Company's stockholders if the Board of Directors of the Company, after consultation with its outside legal counsel, determines in good faith that failure to so disclose or recommend would be inconsistent with applicable law.

         Section 6.8 Indemnification.

                  (a) From and after the Closing Date, the Parent Corporation will cause the Surviving Corporation to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the Effective Time, an officer or director of the Company or any of its present or former Subsidiaries or corporate parents (collectively, the "Indemnified Parties") from and against all losses, claims, damages and expenses (including reasonable attorney's fees and expenses) arising out of or relating to actions or omissions, or alleged actions or omissions, occurring at or prior to the Effective Time to the fullest extent permitted from time to time by the Virginia Act or any other applicable laws as presently or hereafter in effect.

                  (b) Any determination required to be made with respect to whether any Indemnified Party may be entitled to indemnification will, if requested by such Indemnified Party, be made by independent legal counsel selected by the Indemnified Party and reasonably satisfactory to the Surviving Corporation.

                  (c) For a period of six years after the Closing Date, the Parent Corporation will cause to be maintained in effect the policies of directors and officers liability insurance and fiduciary liability insurance currently maintained by the Company with respect to claims arising from or relating to actions or omissions, or alleged actions or omissions, occurring on or prior to the Closing Date. The Parent Corporation may at its discretion substitute for such policies currently maintained by the Company directors and officers liability insurance and fiduciary liability insurance policies with reputable and financially sound carriers providing for no less favorable coverage. Notwithstanding the provisions of this Section 6.8(c), the Parent Corporation will not be obligated to make annual premium payments with respect to such policies of insurance to the extent such premiums exceed 200 percent of the annual premiums paid by the Company as of the date of this Agreement. If the annual premium costs necessary to maintain such insurance coverage exceed the foregoing amount, the Parent Corporation will maintain the most advantageous policies of directors and officers liability insurance and fiduciary liability insurance obtainable for an annual premium equal to the foregoing amount.

                  (d) To the fullest extent permitted from time to time under the law of the Commonwealth of Virginia, the Parent Corporation will cause the Surviving Corporation to pay on an as-incurred basis the reasonable fees and expenses of each Indemnified Party (including reasonable fees and expenses of counsel) in advance of the final disposition of any action, suit, proceeding or investigation that is the subject of the right to indemnification, subject to reimbursement in the event such Indemnified Party is not entitled to indemnification.

                  (e) The provisions providing for director and officer indemnification, abrogation of liability and advancement of expenses set forth in Article VII of the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, will apply to each Indemnified Party with respect to all matters occurring on or prior to the Effective Time. The foregoing will not be deemed to restrict the right of the Surviving Corporation to modify the provisions of its articles of incorporation relating to director and officer indemnification, abrogation of liability or advancement of expenses with respect to events or occurrences after the Closing Date but such modifications shall not adversely affect the rights of the Indemnified Parties hereunder. The Parent Corporation shall cause the Surviving Corporation to honor the provisions of this Section 6.8(e).

                  (f) In the event of any action, suit, investigation or proceeding, the Indemnified Party will be entitled to control the defense thereof with counsel of its own choosing reasonably acceptable to the Parent Corporation, and the Parent Corporation and the Surviving Corporation will cooperate in the defense thereof, provided that neither the Parent Corporation nor the Surviving Corporation will be liable for the fees of more than one counsel for all Indemnified Parties, other than local counsel, unless the use of a single counsel would present conflict of interest issues which would make it impracticable for all Indemnified Parties to be represented by a single counsel, and provided further that neither the Parent Corporation nor the Surviving Corporation will be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld or delayed).

                  (g) The rights of each Indemnified Party hereunder will be in addition to any other rights such Indemnified Party may have under the articles of incorporation or bylaws of the Surviving Corporation or any of their respective Subsidiaries, under the law of the Commonwealth of Virginia or otherwise. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the provisions of this Section 6.8 will survive the consummation of the Merger, and each Indemnified Party will, for all purposes, be a third party beneficiary of the covenants and agreements contained in this Section
         6.8 and, accordingly, will be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and will be entitled to enforce any such rights and exercise any such remedies directly against the Parent Corporation and the Surviving Corporation.

                  (h) Nothing in this Section 6.8 will diminish any rights or entitlements available to any director or officer of the Company under the Company's articles of incorporation as in effect immediately prior to the Effective Time.

         Section 6.9 Public Announcements. The initial press release announcing the transactions contemplated by this Agreement will be a joint press release. Thereafter, the Parent Corporation and the Company will consult with one another before issuing any press releases or otherwise making any public announcements with respect to the transactions contemplated by this Agreement and, except as may be required by applicable law or by the rules and regulations of the New York Stock Exchange or of The Nasdaq Stock Market, will not issue any such press release or make any such announcement prior to such consultation.

         Section 6.10 Preservation of Programs and Agreements. From and after the date of this Agreement through the Closing Date, the Company will not enter into any agreement which it knows or has reason to know is reasonably likely to cause a major customer of the Company or any of its Subsidiaries to terminate any material program or agreement, the overall effect of which, after taking into account the anticipated benefits of the new agreement and the anticipated detriments of such termination, is reasonably likely to have a Company Material Adverse Effect.

         Section 6.11 Actions Regarding Antitakeover Statutes. If any fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation is or becomes applicable to the transactions contemplated by this Agreement, the Board of Directors of the Company will grant such approvals and take such other actions as may be required so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms and conditions set forth in this Agreement.

         Section 6.12 Defense of Orders and Injunctions. In the event either party becomes subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement, each party will use its best efforts to overturn or lift such order or injunction. The foregoing will not be deemed to require the Parent Corporation to enter into any agreement, consent decree or other commitment requiring the Parent Corporation or any of its Subsidiaries to divest or hold separate any assets or to take any other action which, individually or in the aggregate, is reasonably likely to have a Parent Corporation Material Adverse Effect.

         Section 6.13 Employee Benefit Matters.

                           (a) Subject to applicable collective bargaining agreements, until (or in respect of the period ending on ) December 31, 2001, Parent Corporation shall cause to be maintained for the employees and former employees of the Company and its Subsidiaries (the "Employees"), benefits and benefit levels which are, in the aggregate, substantially similar to benefits and benefit levels as provided by the Company and its Subsidiaries through any Company Plan that is an Employee Pension Benefit Plan, an Employee Welfare Benefit Plan, or a fringe benefit program (providing, for example, sick pay, vacation pay and tuition reimbursement) prior to the Effective Time. Notwithstanding the foregoing, without limitation, this Section 6.13(a) shall not apply to any bonus, incentive, or equity-based compensation plan or arrangement. Further, subject to Section 6.3(k), this Section 6.13(a) shall not prohibit any change in benefits or benefit levels adopted prior to the Effective Time and effective on or after the Effective Time or any other change in benefits (such as a change in vendor, co-pay, deductible, lifetime maximum, etc.) that would have been made by the Company in the ordinary course during the 2001 year to reflect market conditions for the provision of these benefits.

                           (b) The Parent Corporation will honor and will cause the Surviving Corporation to honor, in accordance with their respective terms, the Company Plans and all of the Company's other employee benefit, compensation, employment, severance and termination plans, programs, policies, and arrangements, including any rights or benefits arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event).

                           (c) Solely for purposes of eligibility and vesting under the employee benefit plans of the Parent Corporation and its Subsidiaries (including the Surviving Corporation) providing benefits to any Employees after the Effective Time, each Employee will be credited with his or her years of service with the Company and its Subsidiaries (and any predecessor entities thereof) before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar Company Plan. Following the Effective Time, the Parent Corporation will, or will cause its Subsidiaries to, (i) waive any pre-existing condition limitation under any Employee Welfare Benefit Plan maintained by the Parent Corporation or any of its Subsidiaries in which Employees and their eligible dependents participate (except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company Employee Welfare Benefit Plans immediately prior to the Effective Time), and (ii) provide each Employee with credit for any co-payments and deductibles incurred prior to the Effective Time (or such earlier or later transition date to new Employee Welfare Benefits Plans) for the calendar year in which the Effective Time (or such earlier or later transaction date) occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that the Employees participate in after the Effective Time.

                           (d) The Parent Corporation will, and will cause the Surviving Corporation and their respective representatives to, afford any officer (as of the Effective Time) of the Company and any of his or her representatives reasonable access, upon reasonable notice, to such books and records of the Company and the Surviving Corporation as are reasonably required by such officer to determine amounts owing to such officer under any Company Plan.

                           (e) The Parent Corporation and the Company agree to implement the provisions of Section 6.13(e) of the Company Disclosure Letter.

                           (f) Subject to applicable collective bargaining agreements, notwithstanding any provision to the contrary contained in this Agreement, through the period ending on December 31, 2001, the Parent Corporation and its Subsidiaries (including the Surviving Corporation) will provide severance benefits and severance compensation to the Employees that, in the aggregate, are not less favorable to the Employees than those provided by the Company under a Company Plan to the Employees immediately prior to the Effective Time.

                           (g) Nothing contained herein will create any rights in any third party, including without limitation, any right to employment or right to any particular benefit (except as set forth in Sections 6.13(d) and (e)). Except as specifically provided, nothing contained herein shall be construed as prohibiting or restricting in any way the right of the Parent Company or the Company (or any successor thereto) to modify, amend or terminate any employee benefit plan, program or arrangement in whole or in part at any time after the Effective Time.

                           (h) The Company agrees that an independent trustee, either a bank or a trust company, will act with respect to the Merger on behalf of each Company Plan (and its participants) that holds Company Common Stock in accordance with the terms and conditions of such Plan.

         Section 6.14 Standstill Provisions. The restrictions on the Parent Corporation and the Acquisition Corporation contained in the Standstill Provisions of the Confidentiality Agreement between the Parent Corporation and the Company are hereby waived by the Company to the extent reasonably required to permit the Parent Corporation and the Acquisition Corporation to comply with their obligations or enforce their rights under this Agreement.

                                    ARTICLE 7

                  CONDITIONS TO THE CONSUMMATION OF THE MERGER

         Section 7.1 Conditions to the Obligations of Each Party. The respective obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                  (a) the Company will have obtained the Company Stockholder Approval;

                  (b) all applicable waiting periods (and any extensions thereof) under the HSR Act will have terminated or expired;

                  (c) all other consents, authorizations, orders and approvals of or filings with any governmental commission, board or other regulatory authority (other than in its capacity as a customer of the Company or its Subsidiaries) required in connection with the consummation of the transactions contemplated by this Agreement will have been obtained or made, except where the failure to obtain or make such consents, authorizations, orders, approvals or filings, from and after the Closing Date, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect; and

                  (d) no party will be subject to any order or injunction of a court of competent jurisdiction or other legal restraint which prohibits the consummation of the Merger.

         Section 7.2 Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                  (a) the representations and warranties of each of the Parent Corporation and the Acquisition Corporation contained herein (i) that are qualified as to materiality will be true and correct and (ii) that are not qualified by materiality will be true and correct in all material respects, in each case (i) and (ii), as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date; and

                  (b) each of the Parent Corporation and the Acquisition Corporation will have in all material respects performed and complied with all of its obligations under this Agreement required to be performed by it at or prior to the Closing Date.

         The Parent Corporation and the Acquisition Corporation will furnish the Company with a customary bring down certificate with respect to the satisfaction of the conditions set forth in Sections 7.2(a) and (b).

         Section 7.3 Conditions to the Obligation of the Parent Corporation and the Acquisition Corporation. The obligation of the Parent Corporation and the Acquisition Corporation to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                  (a) the representations and warranties of the Company contained herein (i) that are subject to a Company Material Adverse Effect qualification will be true and correct and (ii) that are not subject to a Company Material Adverse Effect qualification will be true and correct, except that this clause (ii) will be deemed satisfied so long as any failures of such representations and warranties, taken together, are not reasonable likely to have a Company Material Adverse Effect, in each case (i) and (ii), as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date; and

                  (b) the Company will have in all material respects performed and complied with all of its obligations under this Agreement required to be performed by it at or prior to the Closing Date;

         The Company will furnish the Parent Corporation with a customary bring down certificate with respect to the satisfaction of the conditions set forth in Sections 7.3(a) and (b) .

         Section 7.4 Frustration of Closing Conditions. None of the Company, the Parent Corporation or the Acquisition Corporation may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such party's breach of this Agreement has been a principal reason that such condition has not been satisfied.

                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.1 Termination . This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the receipt of the Company Stockholder Approval):

                  (a) with the mutual written consent of the Parent Corporation and the Company;

                  (b) by the Parent Corporation or the Company if any court of competent jurisdiction or other governmental agency has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order, decree, ruling or other action is or has become nonappealable;

                  (c) by the Parent Corporation if (i) the Company has breached any of its representations, warranties or covenants set forth in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 7.3 and (B)is not cured within 30 days after the date written notice of such breach is given by the Parent Corporation to the Company, (ii) the Board of Directors of the Company has withdrawn or amended in any manner adverse to the Parent Corporation and the Acquisition Corporation its recommendation and approval of the Merger, (iii) the Company Stockholder Approval has not been obtained at a meeting duly called for such purpose or (iv) the Merger has not been consummated on or before March 31, 2001; or

                  (d) by the Company if (i) either the Parent Corporation or the Acquisition Corporation has breached any of its representations, warranties or covenants set forth in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 7.2 and (B) is not cured within 30 days after the date written notice of such breach is given by the Company to the Parent Corporation, (ii) the Company Stockholder Approval has not been obtained at a meeting called for such purpose or (iii) the Merger has not been consummated on or before March 31, 2001.

         Section 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement will forthwith become void and will be deemed to have terminated without liability to any party (except for any liability of any party then in willful material breach of any covenant or agreement); provided that the provisions of the Confidentiality Agreement and the last sentence of Section 6.5, this Section 8.2, Section 8.3 and Article 9 (other than the exception clause in Section 9.10) of this Agreement will continue in full force and effect notwithstanding such termination and abandonment.

         Section 8.3 Termination Fee.

                  (a) If an Acquisition Proposal has been made to the Company or its stockholders or any person has announced an intention to make an Acquisition Proposal and thereafter

                           (i) the Parent Corporation terminates this Agreement pursuant to Section 8.1(c)(ii) or Section 8.1(c)(iii),

                           (ii) the Company terminates this Agreement pursuant to Section 8.1(d)(ii), or

                           (iii) a vote of the stockholders of the Company does not occur and either the Parent Corporation terminates this Agreement pursuant to Section 8.1(c) (iv) or the Company terminates this Agreement pursuant to Section 8.1(d)(iii)

                                              and

                           (x) the Company enters into an agreement with respect to a Third Party Acquisition within 12 months of the date of such termination, or

                           (y) a Third Party Acquisition occurs within 12 months after the date of such termination,

         then the Company will pay to the Parent Corporation, within one business day following the occurrence of such event referred to in clause (x) or clause (y), a termination fee equal to $10 million (the "Termination Fee"), payable by wire transfer of immediately available funds to an account designated by the Parent Corporation.

                  (b) The term "Third Party Acquisition" as used in this Agreement means (i) the acquisition of the Company by merger or otherwise by any person (including for purposes of this Section 8.3(b) any "person" or "group" as defined in Section 13(d)(3) of the Securities Exchange Act) or entity other than the Parent Corporation or any of its affiliates, (ii) the acquisition by any person or entity other than the Parent Corporation or any of its affiliates of more than 50 percent of the consolidated assets (determined based on book or fair market value) of the Company and its Subsidiaries or (iii) the acquisition by any person or entity other than the Parent Corporation or any of its affiliates of more than 50 percent of the outstanding shares of Company Common Stock, (iv) the adoption by the Company of any plan of liquidation or the declaration by the Company of any extraordinary dividend or distribution (including any distribution of any shares of the capital stock of any material Subsidiary) of cash or property constituting more than 50 percent of the consolidated assets (determined based on book or fair market value) of the Company and its Subsidiaries or (v) the purchase by the Company or any of its Subsidiaries of more than 50 percent of the outstanding shares of Company Common Stock.

                  (c) Except as specifically provided in this Section 8.3, each party will bear its own expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

                  (d) The Company acknowledges that the agreements regarding the payment of fees contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, in the absence of such agreements, the Parent Corporation and the Acquisition Corporation would not have entered into this Agreement. The Company accordingly agrees that in the event the Company fails to pay the Termination Fee promptly, the Company will in addition to the payment of such amount also pay to the Parent Corporation all of the reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Parent Corporation in the enforcement of its rights under this Section 8.3, together with interest on such amount at a rate of 11 percent per annum from the date upon which such payment was due, to and including the date of payment. Provided that the Company was not in breach of the provisions of Section 6.7, payment of the Termination Fee will constitute full and complete satisfaction, and will constitute the Parent Corporation's sole and exclusive remedy for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in or related to this Agreement.

                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 9.1 Nonsurvival of Representations. The representations and warranties contained in this Agreement will not survive the Merger or the termination of this Agreement.

         Section 9.2 Remedies. The parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties will be entitled to specific performance of the terms of this Agreement, without posting a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.3 Successors and Assigns. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other parties hereto. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto or thereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

         Section 9.4 Amendment. This Agreement may be amended by the execution and delivery of an written instrument by or on behalf of the Parent Corporation, the Acquisition Corporation and the Company at any time before or after the Company Stockholder Approval, provided that after the date of the Company Stockholder Approval, no amendment to this Agreement will be made without the approval of stockholders of the Company to the extent such approval is required under the Virginia Act.

         Section 9.5 Extension and Waiver. At any time prior to the Effective Time, the parties may extend the time for performance of or waive compliance with any of the covenants or agreements of the other parties to this Agreement and may waive any breach of the representations or warranties of such other parties. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the party against which it is sought to be enforced.

         Section 9.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         Section 9.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

         Section 9.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         Section 9.9 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or three business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Parent Corporation and the Company at the addresses indicated below:

         If to the Parent
         Corporation                 General Dynamics Corporation
                                     3190 Fairview Park Drive
                                     Falls Church, Virginia   22041-4523
                                     Attention:    David A. Savner, Esq.
                                                   Senior Vice President and
                                                   General Counsel
                                     Facsimile No: (703) 876-3125

         With a copy (which will
         not constitute notice) to:  Jenner & Block
                                     One IBM Plaza, 40th Floor
                                     Chicago, IL   60611
                                     Attention:     Charles J. McCarthy, Esq.
                                     Facsimile No.: (312)  840-7745

         If to the Company:          Primex Technologies, Inc.
                                     10101 9th Street North
                                     St. Petersburg, FL  33716
                                     Attention:     George H. Pain
                                                    Vice President and
                                                        General Counsel
                                     Facsimile No.: (727) 578-8286

         With a copy (which will
         not constitute notice) to   Cravath, Swaine & Moore
                                     825 Eighth Avenue
                                     New York, NY  10019
                                     Attention:    Robert I. Townsend, III, Esq.
                                     Facsimile No.:  (212) 474-3700

or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the sending party.

         Section 9.10 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person or entity other than the Parent Corporation, the Acquisition Corporation and the Company and their respective successors and permitted assigns, except that the respective beneficiaries as of the Closing Date of the provisions of Section 6.8 and Sections 6.13(d) and (e) will, for all purposes, be third party beneficiaries of the covenants and agreements contained therein and, accordingly, will be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and will be entitled to enforce any such rights and exercise any such remedies directly against the Parent Corporation and the Surviving Corporation.

         Section 9.11 Entire Agreement. This Agreement (including the Confidentiality Agreement, the Company Disclosure Letter and the other documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

         Section 9.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation. As used in this Agreement, the qualification "to the Company's knowledge" and clauses of similar effect will mean the actual knowledge by any executive officer of the Company or of its Subsidiaries (or other officer or manager of the Company or of its Subsidiaries if such officer or manager has primary responsibility over the subject matter in question) of the existence or absence of facts which would contradict a particular representation and warranty of the Company.

         Section 9.13 Submission to Jurisdiction. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Alexandria, Virginia, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

         Section 9.14 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE COMMONWEALTH OF VIRGINIA, EXCEPT THE DELAWARE ACT SHALL GOVERN THE CORPORATE MERGER PROCEDURES AND EFFECT WITH RESPECT TO THE ACQUISITION CORPORATION.

                                     * * * *




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




         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.



                               GENERAL DYNAMICS CORPORATION



                               By:        /s/ Nicholas D. Chabraja
                                     ---------------------------------------
                                        Nicholas D. Chabraja
                                        Chairman and Chief Executive Officer



                               MARS ACQUISITION CORPORATION

                               By:        /s/ Arthur J. Veith
                                     ---------------------------------------
                                         Arthur J. Veitch
                                         President




                               PRIMEX TECHNOLOGIES, INC.


                               By:        /s/ James G. Hascall
                                     ---------------------------------------
                                        James G. Hascall
                                        Chairman and Chief Executive Officer











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